                                                                       EXHIBIT D
                                                                       ---------

            JUDGE IMAGING SYSTEMS, INC. (FORMERLY DATAIMAGE, INC.)

                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS

                                  (UNAUDITED)




       The following unaudited pro forma consolidating financial statements give effect to the business combination (which occurred on February 29, 1996) between DataImage, Inc. (DataImage) and Judge Computer Corporation, with DataImage being the surviving corporation, and which was renamed Judge Imaging Systems, Inc. The pro forma balance sheet gives effect to the business combination as if it occurred on December 31, 1995. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that actually would have resulted if the business combination had been consummated at December 31, 1995. The pro forma statement of operations for 1995 gives effect to the merger as if it occurred on January 1, 1995. The pro forma statement of operations is also presented for informational purposes only and does not purport to be indicative of the results of operations that actually would have resulted if the business combination had been consummated at January 1, 1995. The pro forma adjustments primarily relate to various equity transactions which occurred subsequent to December 1995 and/or which occurred prior to the actual date of the combination. These pro forma financial statements should be read in conjunction with the separate historical financial statement of DataImage and Judge Computer Corporation and notes thereto, which are included in Judge Imaging Systems, Inc.'s 1995 Form 10-KSB.

             JUDGE IMAGING SYSTEMS, INC. (FORMERLY DATAIMAGE, INC.)
                     PRO FORMA CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                                                             PRO FORMA
                                                JUDGE COMPUTER                              PRO FORMA        CONSOLIDATED
                                                 CORPORATION        DATAIMAGE, INC.        ADJUSTMENTS     DECEMBER 31, 1995
                                                --------------      --------------         -----------     -----------------
 ASSETS
CURRENT ASSETS
Cash and cash equivalents                       $    11,310        $    86,673 (2)         $ 1,097,000        $  1,048,533
                                                                               (3)            (146,000)
                                                                               (5)                (450)
Accounts receivable, net of allowance for
  doubtful accounts                               1,471,916              8,936                     -             1,480,852
Other receivables                                    50,000                -   (1)             (50,000)                  0
Inventories                                         515,099             42,185                     -               557,284
Prepaid expenses and other                          273,672             24,863 (3)            (129,000)            169,535
                                                ---------------------------------------------------------------------------
  Total current assets                            2,321,997            162,657                 771,550           3,256,204

PROPERTY AND EQUIPMENT, NET                         194,870            157,351                    -                352,221

OTHER ASSETS, Security Deposits                      14,063              5,540                    -                 19,603
                                                ---------------------------------------------------------------------------
Total assets                                    $ 2,530,930        $   325,548             $   771,550         $ 3,628,028
                                                ---------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS EQUITY (DEFICIENCY)

CURRENT LIABILITIES

Notes Payable                                         -            $   484,497 (4)           ($434,497)                  0
                                                                               (1)             (50,000)
Equipment note payable,
  current portion                               $    15,150                                        -               $15,150
Accounts payable and accrued expenses             1,004,165            255,509 (3)             (65,000)          1,194,674
Advances from shareholders                          139,906                -                       -               139,906
Deferred Revenue                                     46,111            173,414                     -               219,525
                                                ---------------------------------------------------------------------------
  Total current liabilities                       1,205,332            913,420                (549,497)          1,569,255
                                                ----------------------------------------------------------------------------
EQUIPMENT NOTE PAYABLE NET OF CURRENT PORTION        53,233                -                       -                53,233
                                                ---------------------------------------------------------------------------
BANK NOTE PAYABLE, LONG-TERM                      1,538,425                -                       -             1,538,425
                                                ---------------------------------------------------------------------------
DUE TO AFFILIATE                                  1,450,450                -   (5)          (1,450,450)                  0
                                                ---------------------------------------------------------------------------
MANDATORILY REDEEMABLE
  PREFERRED STOCK                                      -                   -   (5)           1,450,000           1,450,000
                                               ---------------------------------------------------------------------------

SHAREHOLDERS' EQUITY (DEFICIENCY)
Common Stock                                         34,503             40,100 (4)              39,802              39,801
                                                                               (6)             (74,604)
Preferred Stock                                     366,577                    (2)           1,097,000           1,097,000
                                                                               (6)            (366,577)
Additional paid-in capital                          524,433          6,354,141 (4)             394,695             522,337
                                                                               (3)            (210,000)
                                                                               (6)          (6,540,932)
Retained Earnings (deficit)                      (2,642,023)        (6,982,113)(6)           6,982,113          (2,642,023)
                                                ---------------------------------------------------------------------------
Total shareholders' equity                       (1,716,510)          (587,872)              1,321,497            (982,885)
  (deficiency)
                                                ---------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity      $ 2,530,930       $    325,548            $    771,550         $ 3,628,028
                                                ---------------------------------------------------------------------------

             JUDGE IMAGING SYSTEMS, INC. (FORMERLY DATAIMAGE, INC.)

                 NOTES TO PRO FORMA CONSOLIDATING BALANCE SHEET

                               DECEMBER 31, 1995


NOTE 1. Adjustment to eliminate loan from Judge Computer Corporation to DataImage, Inc.

NOTE 2. Adjustment to record the sale through a private placement of $822,628 shares of Judge A Preferred Stock at $1.333333 per share. The stock has a cumulative dividend at an annual rate of 7% provided that the surviving entity closes a secondary public offering. Each share of the Judge A Preferred Stock became one share of the surviving entity's Series A Preferred Stock with identical rights and terms of the original issue. The stock is convertible into one share of the surviving entity's common stock.

NOTE 3. Adjustment to record approximate costs of the merger, the sale of Judge A Preferred Stock by Judge Computer Corporation and the conversion of debt to equity by DataImage, Inc.

NOTE 4. Adjustment to record conversion of DataImage, Inc.'s Canaan Capital stockholders' notes payable to common stock as follows:


                                                          Additional
                                                           Paid-in
                                               Par Value   Capital      Total
                                               ---------  ----------   --------
Conversion as of date of merger transaction      $39,802    $394,695  $434,497
                                                 -------    --------  --------

            JUDGE IMAGING SYSTEMS, INC. (FORMERLY DATAIMAGE, INC.)

                NOTES TO PRO FORMA CONSOLIDATING BALANCE SHEET

                               DECEMBER 31, 1995


NOTE 5. Adjustments for conversion of Judge Computer Corporation's liability to an affiliate in exchange for Series B Preferred Stock. Each of the shares issued by Judge in satisfaction of the debt has a stated value of $1,000 representing $1,000 of the principal and the interest on notes satisfied by the issuance of the preferred shares; partial shares were paid out in cash. The preferred stock carries a 10% per annum cumulative annual dividend. In conjunction with the business combination, the Judge Series B Preferred was exchanged for Series B Preferred of the surviving corporation with identical rights and terms. The stock must be redeemed out of the proceeds of any public offerings or within ten year, whichever occurs first.

NOTE 6. Adjustment to reflect accounting for business combination as a "reverse acquisition" in which Judge Computer Corporation (Judge), in substance, acquired DataImage, due to the fact that Judge's former shareholders obtained approximately 95% of the voting control of DataImage. Judge merged into DataImage with DataImage being the surviving corporation. It is assumed that the fair value of Judge's exchanged shares equals the fair value of DataImage's assets and liabilities as of February 29, 1996, the date of consummation of the combination (which fair value is assumed to be its book value) and no benefit (asset) has been established for any of DataImage's tax loss carryforwards. The number of common shares outstanding of the surviving corporation after the merger is as follows:



                                                          Par
                                              Shares     Value
                                              ------     -----
Prior DataImage Shareholders
(7,990,217/31.960868 - exchange ratio)         250,000  $ 2,500

Prior Judge Shareholders
(10,566,347/2.832693723 - exchange ratio)    3,730,141   37,301
                                             ---------  -------

                                             3,980,141  $39,801
                                             =========  =======


       As a result of the above, Judge Computer common stock is restated in terms of the surviving corporation.

             JUDGE IMAGING SYSTEMS, INC. (FORMERLY DATAIMAGE, INC.)
                PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)


                                                                                                     PRO FORMA
                                             JUDGE COMPUTER                       PRO FORMA         CONSOLIDATED
                                              CORPORATION     DATAIMAGE, INC.    ADJUSTMENTS      DECEMBER 31, 1995
                                             --------------  ---------------    ------------      -----------------
Net Revenues                                     $8,699,781        $1,284,333                          $9,984,114

Cost of Revenues                                  6,712,389           800,841                           7,513,230
                                             --------------        ----------      -----------         ----------

Gross Profit                                      1,987,392           483,492                           2,470,884

Operating Expenses,
Selling, general and
administration                                    2,033,548           437,904                           2,471,452
                                             --------------        ----------      -----------         ----------

Operating Profit (loss)                             (46,156)           45,588                                (568)

Other Income (Expenses), net                       (226,302)          (55,289)(1)      49,219            (232,372)
                                             --------------        ----------      -----------         ----------
Net Income (loss)                                 ($272,458)          ($9,701)         $49,219          ($232,940)
                                             --------------        ----------      -----------         ----------
Net loss per share attributable
to common shareholders                                                                                     ($0.11)
                                                                                                       ----------
Weighted average number of common
shares outstanding                                                                                      3,980,141
                                                                                                       ----------

            JUDGE IMAGING SYSTEMS, INC. (FORMERLY DATAIMAGE, INC.)

           NOTES TO PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS

                         YEAR ENDED DECEMBER 31, 1995



NOTE 1. To adjust interest expense due to the conversion of DataImage, Inc.'s Canaan Capital stockholders' notes payable to common stock.

NOTE 2. Net loss per share of common stock is calculated as follows (reflecting 822,628 convertible shares of Series A Preferred stock issued in the pro forma consolidating balance sheet):


                                                          Year Ended
                                                      December 31, 1995
                                                      ------------------
Net loss                                                     ($ 232,940)

7% cumulative dividend on Series
 A Preferred Stock                                              (76,790)

Less 10% cumulative dividends on
 Series B Preferred Stock                                      (145,045)
                                                             ----------
                                                             ($ 454,775)
                                                             ----------
Weighted average number of shares                             3,980,141
                                                             ----------
Net loss per share attributable to
common Shareholders                                          ($     .11)
                                                             ----------